EXHIBIT 16.1

                   [Heard, McElroy and Vestal, LLP Letterhead]

December 16, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

To Whom It May Concern:

This letter is to be filed in connection with the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2005. This letter confirms our resignation as auditor of Petrol Industries, Inc. (Commission Number 000-03912), effective as of September 1, 2005.

At this time, there are no accounting disagreements on the financial statements of Petrol Industries, Inc. reported on by this firm and filed with the Securities and Exchange Commission. Further, we agree with the disclosures made by the Company under Item 4.01 of Form 8-K except as noted below:

     o First paragraph, we have no specific knowledge of the Company or Board action regarding the engagement of Malone & Bailey, P.C.
     o Fifth paragraph, we are not in a position to know if the Company consulted with the New Accountant regarding accounting principles or not.


Sincerely,




                  /s/ Heard, McElroy and Vestal, LLP
                  ----------------------------------
                      Heard, McElroy and Vestal, LLP